Investor Presentation Fourth Quarter and Full Year 2024 SNDA NYSE Listed March 17, 2025 Leading Owner, Operator & Investor

Forward-Looking Statements 2 This presentation contains forward-looking statements which are subject to certain risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2025, and also include the following: the Company’s ability to generate sufficient cash flows from operations, proceeds from equity issuances and debt financings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations and to fund the Company’s acquisitions and capital improvement projects to expand, redevelop, and/or reposition its senior living communities; elevated market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in immigration or overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all, including the possibility that the expected benefits and the Company’s projections related to such acquisitions may not materialize as expected; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to maintain effective internal controls over financial reporting; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as elevated labor costs due to shortages of medical and non-medical staff, competition in the labor market, increased costs of salaries, wages and benefits, and immigration laws, the consumer price index, commodity costs, fuel and other energy costs, supply chain disruptions, increased insurance costs, tariffs, elevated interest rates and tax rates; the impact from or the potential emergence and effects of a future epidemic, pandemic, outbreak of infectious disease or other health crisis; the Company’s ability to maintain the security and functionality of its information systems, to prevent a cybersecurity attack or breach, and to comply with applicable privacy and consumer protection laws, including HIPAA; changes in accounting principles and interpretations. We caution you that the risks, uncertainties and other factors referenced above may not contain all of the risks, uncertainties and other factors that are important to you. In addition, we cannot assure you that we will realize the results, benefits or outcomes that we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our business in the way expected. For information about the Company, visit sonidaseniorliving.com or investors.sonidaseniorliving.com

Sonida Overview 3

Senior Living Owner, Operator & Investor in the U.S.

- ✓ **Owner and operator of independent living (IL), assisted living (AL)** and **memory care (MC)** communities; **81 owned** (including 8 owned through joint ventures) and **13 managed** on behalf of third-party owners
- ✓ Only public **pure-play** senior living **C-corp owner and operator**, allowing for **high financial and operational flexibility** to take advantage of the **compelling consolidation opportunity** in a highly fragmented sector
- ✓ **Regionally-focused and growing portfolio spread across 20 states** and concentrated in markets with **attractive demographic trends**: population growth, income growth and increased chronic medical conditions relative to the growing 75+ age group
- ✓ Focus on **organic growth** through continuous community operational improvements and excellence as well as disciplined **inorganic accretive growth** through acquisitions, joint ventures and third-party management contracts
- ✓ **Signature activity programming** (*Joyful Living*™ life enrichment), **personalized care plans** (*Magnolia Trails*™ memory care) and **elevated meal & dining service** (*Grove Menu*)
- ✓ **Proactive management of debt** with effective weighted average interest rate of 5.40% (as of December 31, 2024)

Total Portfolio (1)

94	Geographically Concentrated Portfolio Communities
>10,000	Aggregate Resident Capacity
90%	Private Pay Residents
$258M	Gross Assets Acquired in 2024 (3) (20 Properties)

Same-Store Community Portfolio (2)

86.4%	2024 **Weighted Average Occupancy**
18.9%	2024 **Adjusted Community NOI Growth** (4)
180 bps	2024 **Weighted Average Occupancy Growth**
7.4%	2024 **Blended Resident Rent Base Rate Growth**

(1) As of December 31, 2024. See appendix at the end of this presentation for definitions.
(2) Same-Store Community Portfolio includes operating results and data for 61 communities consolidated as of December 31, 2024. See appendix at the end of this presentation for definitions.
(3) Includes eight community acquisitions through two separate JV structures.
(4) Adjusted to exclude non-recurring state grant revenue earned and received in 2023 (none in 2024). Same-Store Adjusted Community NOI is a non-GAAP financial measure. See appendix at the end of this presentation for reconciliations of non-GAAP financial measures.

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4

2024 Highlights & Accomplishments

SONIDA SENIOR LIVING

Performance

- Same-Store Weighted Average Occupancy[1]: **86.4% / 180 bps increase vs. 2023**
- Same-Store RevPOR[1]: **$4,224 / 5.9% increase vs. 2023**
- Same-Store Adjusted Community NOI[1][2]: **$65.4M / 18.9% vs. 2023**
- Same-Store Adjusted Community NOI Margin[1][2]: **26.2% / 220 bps increase vs. 2023**
- Total Adjusted EBITDA: **27.4% increase vs. 2023**

Strategic Financing Transactions

- *February*: **Purchased $77.4M worth of loans** (including accrued interest) on seven owned communities for ~$40.2M, representing a **48% discount on the outstanding principal balance**
- *July & October*: Closed **$150.0M total senior secured revolving credit facility**
- *November*: Completed a **discounted loan purchase** resulting in **36% discount on principal balance of $28.7M** against two existing Sonida communities
- *December*: **Extended maturities on 18 individual Fannie Mae community mortgages (totaling $220M) to January 1, 2029** in consideration for $10M of principal paydowns through the revised maturities

Acquisitions and Investments Totaling ~$258M

- *May*: Acquired **one community for ~$11M** [100 units - AL & MC]
- *May & July*: Acquired **eight communities for ~$99M** ($40M representing Sonida's share of transactions via two separate JVs) [790 units - IL, AL & MC]
- *October*: Acquired **eight communities for ~$103M** [555 units – AL & MC]
- *November*: Acquired **two communities for ~$29M** [178 units – AL & MC]
- *December*: Acquired **one community for ~$16M** [82 units – AL & MC]

Investments in Growth and Support Infrastructure

- Expansion of underwriting and business development functions to address increased deal flow
- "Operational Excellence" department to support transitions, training and portfolio-wide performance initiatives
- Appointment of Max Levy to newly created Chief Investment Officer role

Capital Raised (~$200M Gross)

- *February*: Private placement **raise of $47.8M** (including investment from largest shareholder Conversant Capital)
- *April - July*: **Launched ATM** (At-the-Market) securities program with a $75M capacity; sold 667,502 shares at weighted average price of $29.08 per share, representing **$18.9M of net proceeds to the Company**
- *August*: **Raised $130.4M in gross proceeds** at $27.00 per share through upsized public offering of common stock (including participation from Conversant Capital)

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(1) Same-Store Community Portfolio includes operating results and data for 61 communities consolidated as of December 31, 2024. See appendix at the end of this presentation for definitions.
(2) 2023 includes non-recurring state grant revenue earned and received of $2.9 million (none in 2024). Same-Store Community NOI is a non-GAAP financial measure. See appendix at the end of this presentation for reconciliations of non-GAAP financial measures.

5

Sonida Senior Living Footprint

Regionally-Concentrated Portfolio in Markets with Positive Demographic Trends

94 Communities [1] (81 Owned [2] / 13 Managed)	**9,084** Units [1][3] Across **20** States	**5,063** Employees [1] (3,415 FT / 1,648 PT)



15+ Communities
5 - 14 Communities
< 5 Communities
Owned
Managed

Diversified and Balanced Portfolio Across High-Growth Markets and Acuity Settings

% of Total Units [3]

Portfolio Mix by *State*



OH 18%
IN 11%
WI 7%
FL 6%
NY 4%
SC 4%
Other 28%
TX 22%
9,084 Units

Portfolio Mix by *Acuity*



MC 16%
AL 47%
IL 37%
9,084 Units

***Occupancy* Distribution [4]**



# of Communities / % of Owned Operating Portfolio
95%+
90 - 95
85 - 90
80 - 85
75 - 80
65 - 75
<65%
17 (21%)
19 (24%)
7 (9%)
14 (18%)
10 (12%)
8 (10%)
5 (6%)
0
2
4
6
8
10
12
14
16
18
20
8 of the communities with occupancy <75% were acquired in 2024

***Service Mix* Distribution [4,5]**



# of Communities / % of Owned Operating Portfolio
AL/MC
IL/AL/MC
IL
AL
IL/AL
MC
37 (46%)
15 (19%)
11 (14%)
8 (10%)
7 (9%)
2 (2%)
0
5
10
15
20
25
30
35
40

(1) Based on Total Portfolio as of December 31, 2024. See appendix at the end of this presentation for definitions.
(2) Includes eight communities owned through JVs.
(3) Based on Total Units as of December 31, 2024. See appendix at the end of this presentation for definitions.
(4) Based on Total Owned Operating Portfolio as of December 31, 2024 (see appendix at the end of this presentation for definitions), excluding the "Airy Hills" December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower and is targeted to open mid-2025.
(5) Data based on Q4'24 average.

6

Differentiated Platform: “Owner/Operator/Investor” Model 7 Uniquely Focused, Structured and Positioned to Grow and Create Value Fully Integrated Platform Positions Sonida to Capitalize on External Growth Opportunities and Leverage Outsized Synergies with Increased Scale Owner Investor Operator ✓ Vertical integration provides full control of operations ✓ Scalability to drive market-by-market labor efficiencies ✓ Selective growth through JVs and management contracts with third-party owners leverages operational capabilities to provide enhanced ROIC ✓ Signature resident experience offerings: Joyful LivingTM life enrichment, Magnolia TrailsTM MC and Grove Menu dining ✓ C-Corp structure allows for reinvestment of cash-flow towards highest return opportunities ✓ Ongoing flexibility to asset-manage portfolio (i.e. selective acquisitions / dispositions) ✓ Restructuring experience informs creative capital stack solutions for distressed sellers and maximizes risk-adjusted returns; proven operating expertise allows for asset acquisitions requiring significant operational turnarounds ✓ Existing footprint allows for operating efficiencies and strategic acquisitions with focus on existing and complementary markets ✓ Pure-play focus on senior living ✓ Seasoned management team and Board (healthcare, real estate and hospitality) with experience scaling real estate and operating businesses ✓ Ability to reinvest in technology and systems ✓ No leased communities – zero exposure to long-term lease liabilities for underperforming assets

Evolution of Sonida

SONIDA SENIOR LIVING

Goal-Driven Strategic Execution

1Q2020 — Covid Distress

Occupancy troughs at 77.6% and NOI Margin troughs at -3.6%

November 2021 — Recapitalization

Conversant Capital leads $155M recapitalization

2022 - 1Q2024 — Balance Sheet Optimization

Debt modification with Fannie Mae, discounted loan purchases

$48M PIPE from largest shareholders

2023+ — Organic Growth

Occupancy, RevPOR, NOI, Margin growth on Same-Store portfolio

2024 — Pivot to Inorganic Growth

$130M overnight equity offering

New $150M corporate credit facility

$258M of Community acquisitions

2025+ — Accelerated Organic and Inorganic Growth

Continued margin flowthrough on same-store portfolio paired with significant NOI growth from stabilization of 20 communities acquired in 2024

Team structure in place to capitalize on continued market dislocation

Diversifying shareholder base and improving cost of debt and equity capital

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8

Why Invest in Sonida? 9 Continued Same-Store Community Growth Occupancy growth RevPOR growth Accelerated NOI margin flow through Value-Add Acquired Communities Accelerated occupancy recovery Rate optimization Expense reduction from Sonida platform Unique Platform Value from Owner/Operator Model Asset performance is primarily driven by operational success, and Sonida’s built-out and proven operational prowess is a highly attractive asset Same-Store portfolio maintains market leading operating metrics while providing above average growth rates Value-add profile creates significant embedded upside driving higher NOI growth than the Same-Store portfolio Ability to continue digesting higher returning value add investments Distinctive positioning as scaled real estate owner and operator creates ability to both optimize balance sheet, and deploy capital at scale in high-return opportunities Overall Growth Profile Outpacing Peers Continued Inorganic Growth Strategy Special situations with bank partners Motivated end-of- cycle sellers Local market operator relationships

Financial Performance & Highlights 10

Q4 Financial Comparisons: Same-Store Communities[1]

SONIDA SENIOR LIVING

Pro Forma Adjusted Community NOI growth: $1.4M or 9.6%
Pro Forma Adjusted Community NOI Margin growth: 90 bps

$ in millions, except RevPAR and RevPOR	Q4'24	Q4'23	Q4'24 vs. Q4'23 YoY Change	Pro Forma Q4'23	Q4'24 vs. Pro Forma Q4'23 YoY Change
Weighted Average Occupancy	86.6%	85.9%	70 bps	85.9%	-
RevPAR[2]	$3,678	$3,470	6.0%	$3,470	-
RevPOR[2]	$4,248	$4,042	5.1%	$4,042	-
Resident Revenue	$62.9	$59.4	5.9%	$59.4	-
Adjusted Operating Expenses[3]	$46.9	$43.1	8.8%	$44.8	4.7%
Community NOI[2]	$16.0	$16.3	(1.8)%	$14.6	9.6%
Community NOI Margin[2]	25.5%	27.4%	(190) bps	24.6%	90 bps

Q4'23 Pro Forma Adjusted Operating Expenses **exclude** credits related to appealed reassessments for real estate taxes ($1M) and IBNR for workers comp insurance ($0.7M)

(1) Same-Store Community Portfolio includes operating results and data for 61 communities consolidated as of December 31, 2024. See appendix at the end of this presentation for definitions.
(2) Same-Store RevPAR and Same-Store RevPOR are KPIs (see appendix at the end of this presentation for definitions). Same-Store Community NOI, Same-Store Community NOI Margin, Same-Store Adjusted Community NOI, and Same-Store Adjusted Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.

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11

2024 Financial Comparisons: Same-Store Communities[1]

SONIDA SENIOR LIVING

Adjusted Community NOI growth: $10.4M or 18.9%
Pro Forma Adjusted Community NOI growth: $11.4M or 21.1%

$ in millions, except RevPAR and RevPOR	2024	2023	YoY Change
Weighted Average Occupancy	86.4%	84.6%	180 bps
RevPAR[2]	$3,650	$3,375	8.1%
RevPOR[2]	$4,224	$3,988	5.9%
Resident Revenue	$249.4	$232.0	7.5%
Adjusted Operating Expenses[3]	$184.0	$174.1	5.7%
Community NOI[2]	$65.4	$57.9	13.0%
Community NOI Margin[2]	26.2%	25.0%	120 bps
Adjusted Community NOI[2] [4]	**$65.4**	**$55.0**	**18.9%**
Adjusted Community NOI Margin[2] [4]	**26.2%**	**24.0%**	**220 bps**

2023 Pro Forma Adjusted Operating Expenses **excluding** Q4 credits related to appealed reassessments for real estate taxes ($1M):

Pro Forma Adjusted Community NOI Margin growth: 260 bps

(1) Same-Store Community Portfolio includes operating results and data for 61 communities consolidated as of December 31, 2024. See appendix at the end of this presentation for definitions.
(2) Same-Store RevPAR and Same-Store RevPOR are KPIs (see appendix at the end of this presentation for definitions). Same-Store Community NOI, Same-Store Community NOI Margin, Same-Store Adjusted Community NOI, and Same-Store Adjusted Community NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).
(3) Adjusted Operating Expenses exclude professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, and other expenses (corporate operating expenses not allocated to the communities). See reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation.
(4) 2023 excludes non-recurring state grant revenue earned and received of $2.9 million. No such grant earned in 2024.

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12

84.4 75.6 78.2 81.2 81.5 81.9 82.7 83.4 83.9 84.0 84.0 84.9 85.9 85.9 86.2 87.0 86.6 84.7 76.7 79.7 82.2 82.2 83.4 84.1 84.9 84.6 85.3 85.1 86.8 86.4 86.9 87.9 87.9 87.4 Q4 '19 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Q3 '22 Q4 '22 Q1' 23 Q2' 23 Q3' 23 Q4' 23 Q1' 24 Q2' 24 Q3' 24 Q4' 24 Weighted Average Occupancy End of Period Spot Occupancy Same-Store Occupancy Growth (1) 13 Quarterly Occupancy (in %) Pandemic low point (1) Same-Store Community Portfolio (see appendix at the end of this presentation for definitions) includes operating results and data for 61 communities consolidated as of December 31, 2024. The February 2022 acquisitions of the Plainfield and Brownsburg communities are included in the Same-Store occupancy starting in March 2022. Pre-pandemic Q4’24 Weighted Average Occupancy: +70 bps vs. Q4’23, +270 bps vs. Q4’22, +510 bps vs. Q4’21

Same-Store Revenue Highlights(1) • March 1, 2024 portfolio-wide annual average rate increase of 6.3% on an all-in basis; 7.3% excluding Medicaid and ancillary fee revenues • QoQ resident rent rate growth in 9 of last 11 quarters • 0.2% sequential QoQ decrease in resident rent rate due to shift in care level mix towards IL in Q3’24 and Q4’24 14 Resident Rent YoY Rate Changes (2) (2) Includes Private Pay and Medicaid base rent only. Resident Rate Rent Trend (2) (1) Same-Store Community Portfolio includes operating results and data for 61 communities consolidated as of December 31, 2024. See appendix at the end of this presentation for definitions. Level of Care Revenue Growth 2024 Level of Care fees increased $1.1M or 8.3% vs 2023 due to new Memory Care pricing structure implemented 2024 Discounts and Concessions Decline vs. 2023 1.1 0.6 0.5 2.8 3.4 3.3 0.4 2.7 2.7 (0.5) (0.2) Q1’22 Q2’22 Q3’22 Q4’22 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24 (in $ thousands)

Same-Store Revenue Growth(1) Continues to Outpace Labor Costs 15 Labor Costs Trend as a Percent of Revenue (2) (3) (1) Same-Store Community Portfolio includes operating results and data for 61 communities consolidated as of December 31, 2024. See appendix at the end of this presentation for definitions. (2) Exclude benefits. (3) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods. • 2024 labor costs as a percent of revenue were 170 bps lower compared to 2023 Q4’22 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24

Same-Store Non-Labor Operating Cost(1) Holding Steady 16 Total Operating Expense Excluding Labor Costs Trend (2) (1) Same-Store Community Portfolio includes operating results and data for 61 communities consolidated as of December 31, 2024. See appendix at the end of this presentation for definitions. (2) Amounts calculated as a percentage of revenues exclude non-recurring state grants in all periods. • 2024 advertising and promotions as a percent of revenue were 44 bps lower than 2023 • 2024 utilities costs as a percent of revenue were 30 bps lower than 2023 • 2024 margin loss of $0.7M (or 30 bps) compared to 2023 attributable to transition of Indiana state Medicaid programs Q4’22 Q1’23 Q2’23 Q3’23 Q4’23 Q1’24 Q2’24 Q3’24 Q4’24

Capitalization Summary as of December 31, 2024

SONIDA SENIOR LIVING

Debt Summary				
Lender / (# of Communities)	**Maturity**	**Rate Type**	**Interest Rate** [1]	**Debt Outstanding**
Fannie Mae - (18 communities)	2029	Fixed	4.35%	$ 218,079
Fannie Mae MCF Fixed - (19)	2029	Fixed	5.13%	$ 147,969
Fannie Mae MCF Variable	2029	Variable/Capped [3]	6.14%	$ 49,194
Ally - (18)	2027 [4]	Variable/Capped [3]	6.50%	$ 112,919
Mortgage Lender #1 - (1)	2029	Variable/Capped [3]	6.00%	$ 9,417
Mortgage Lender #2 - (1)	2045	Fixed	3.95%	$ 2,542
Mortgage Lender #3 - (1)	2025	Fixed	4.25%	$ 13,389
Mortgage Lender #4 - (1)	2031	Fixed	3.00%	$ 18,250
Insurance and Other	2025	Fixed/Floating	6.82%	$ 1,707
Consolidated JV #1 - (4)	2026+	Variable/Some Capped [3]	7.70%	$ 21,690
Secured Credit Facility (12) [5]	2027	Variable	7.32%	$ 60,000
Total / Wtd. Average	-	-	**5.40%**	**$ 655,156**
Unconsolidated JV #1 - (4)	2027	Fixed	7.30%	$ 11,449
Non-Controlling Interest	-	-	7.65%	$ (10,627)
Total / Wtd. Average At Share	-	-	**5.40%**	**$ 655,977**

Debt Schedule - Consolidated Communities				
Year	**Amortization**	**Paydown**	**Maturity**	**Total - Year**
2025 [2]	($2,027)	($2,000)	($13,144)	**($17,171)**
2026	($1,846)	($3,000)	($15,290)	**($20,136)**
2027 [4]	($3,301)	($3,000)	($179,215)	**($185,516)**
2028	($3,395)	-	-	**($3,395)**
2029	($135)	-	($408,427)	**($408,562)**
Thereafter	-	-	($20,376)	**($20,376)**
Totals	($10,704)	($8,000)	($636,452)	**($655,156)**

Convertible Preferred Summary	
Amount Outstanding	$ 51,248
Strike Price	$ 40.00
Shares (*as-converted*)	1,281,205
Maturity	Perpetual
Coupon	11.0%

Enterprise Value	
Closing Stock Price	$ 23.08
Common Shares Outstanding	18,991,971
Market Capitalization	**$ 438,335**
Convertible Preferred Equity	**$ 51,248**
Consolidated Debt	655,156
Pro-rata Unconsolidated JV Debt	11,449
Less: Cash	(16,992)
Net Debt	**$ 649,612**
Add: Non-Controlling Interest	6,476
Enterprise Value	**$ 1,145,671**



Non - Controlling Interest (0.6%)
Common Shares/ Market Cap (38.2%)
Components of Enterprise Value
Convertible Preferred Equity (4.5%)
Net Debt (56.7%)

Note: Dollars in '000s except for share price, share count, and strike price. Numbers may vary due to rounding.

(1) Weighted average interest rate. For revolving loans, the rate displayed represents a weighted average of all days with outstanding borrowings.

(2) Includes recurring payments for financed insurance premiums of $1.7M throughout 2025.

(3) Variable exposure is synthetically limited with interest rate caps. Rates reflect all-in interest rate.

(4) Assumes Company exercises its option to extend maturity by 12 months.

(5) Total aggregate commitment under the Credit Facility of up to $150 million. On October 30, 2024, the Company drew down $60 million under its Credit Facility in anticipation of the closing of the Mansions acquisition, the discounted payoff of the outstanding loan principal for two communities located in Texas, and for general operating liquidity.

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17

2024 In-Place Performance Profile

SONIDA SENIOR LIVING

~$69M Total Portfolio NOI (at share)

~$4M
Acquired Community NOI (at share)[1]
20 Communities

~$65M
Same-Store Community NOI[2]

61 Communities

Q4'24 Acquisitions Community portfolio (at share) run-rate

$5,901 RevPOR
76.0% Occupancy
21.7% NOI Margin

2024 Same-Store Community portfolio run-rate

$4,224 RevPOR
86.4% Occupancy
26.2% NOI Margin

In-Place Run-Rate Annualized

Pro Forma
~$13M
Acquired Community NOI (at share)[1]
20 Communities

~$65M
Same-Store Community NOI[2]

61 Communities

Pro Forma ~$78M Total Portfolio NOI (at share)

See appendix at the end of this presentation for definitions.
This information is not to scale, illustrative only and actual results may differ materially. This information is not a projection or prediction. Actual results are subject to business, economic, regulatory and competitive uncertainties or contingencies, many of which are beyond the control of the Company and our management and are based on assumptions which may change. For a discussion, see "Risk Factors" in the Company's SEC filings.
(1) Includes the "Airy Hills" December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing and is targeted to open mid-2025.
(2) Community NOI is a non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).

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18

Illustrative Stabilized Incremental NOI Bridge[1]

- Incremental Upside Potential From Same-Store Portfolio Due to Further Improvements in Operations and Senior Housing Sector Fundamentals
- NOI Upside from Completed Acquisitions



~$13M
2024 Pro Forma Acquired Community NOI (at share)(1)(2)
~$65M
2024 Same-Store Community NOI (3)
26.2%
2024 Same-Store Community NOI Margin (3)
Pro Forma ~$78M In-Place Total Portfolio NOI (at share)
+
$11M NOI
Same-Store portfolio at illustrative stabilization:
90% Occupancy
30% NOI Margin
(61 Communities)
$11M NOI
2024 acquisitions at illustrative stabilization:
90% Occupancy
30% NOI Margin
(20 Communities)
=
$22M NOI
Total owned portfolio with stabilization:
90% Occupancy
30% NOI Margin
(81 Communities)
Existing Portfolio
Illustrative Incremental NOI Contribution
(excluding impact from future RevPOR growth)
~$100M
Illustrative Stabilized Total Portfolio NOI
+
Additional NOI Upside from Growth
>90% Occupancy
>30% NOI margin
RevPOR growth
Pipeline of future community acquisitions
M&A consolidation targets

(1) This information is illustrative only and actual results may differ materially. This information is not a projection or prediction. Actual results are subject to business, economic, regulatory and competitive uncertainties or contingencies, many of which are beyond the control of the Company and our management and are based on assumptions which may change. For a discussion, see "Risk Factors" in the Company's SEC filings.
(2) 2024 Pro Forma Acquired Community NOI (at share) based on Q4'24 annualized in-place run rate: $5,901 RevPOR; 76.0% Occupancy; 21.7% NOI Margin.
(3) Represents Same-Store Community Portfolio includes operating results and data for 61 communities consolidated as of December 31, 2024. See appendix at the end of this presentation for definitions. Same-Store NOI and Same-Store NOI Margin are non-GAAP financial measures (see reconciliation of non-GAAP financial measures in appendix tables at the end of this presentation).

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19

Capital Allocation Strategy 20

2024 Capital Allocation Strategy Scorecard

SONIDA SENIOR LIVING

Creating Shareholder Value

Accretive Balance Sheet Purchases

~$159M in gross assets (12 communities)[1]

Accretive JV Investments

~$40M in gross assets at share (8 communities)[2]

- Distressed communities that are NAV and cash flow accretive to Sonida upon stabilization
- Complementary to existing geographic footprint to achieve economies of scale
- High quality real estate reduces average asset age
- Upper middle market demographic in primary / secondary markets
- Balance of communities with higher-margin IL and need-based AL/MC
- Geographies with limited supply and growing demand

Same-Store Offensive Capital Expenditure Projects

- **Community improvements**: approximately **$2.1M in non-recurring capital expenditures** (e.g. MC conversion, IL building refresh, interior, exterior & unit refreshes)
- **IT-related community upgrades: approximately $2.0M**

Investments in Portfolio Debt Restructuring

- Purchased $77.4M worth of loans (including accrued interest) on seven owned communities for ~$40.2M, representing a **48% discount on the outstanding principal balance**
- **Loan modification** on two owned communities for DPO option of $18.5M made in November 2024, representing a **36% discount on the outstanding principal balance of $28.7M** (as of July 31, 2024)
- **Extended maturities in 18 individual Fannie Mae community mortgages (totaling $220M) to January 1, 2029** in consideration for $10M of principal paydowns through the revised maturities

(1) Subset of Acquired Community Portfolio as defined in appendix tables at the end of this presentation and includes *wholly* acquired communities: May 9 acquisition of one community in Macedonia, Ohio; October 1, acquisition ("Palm") of eight communities in FL and SC, the November 1, 2024 acquisition ("Mansions") of two communities in GA and the December 31, 2024 acquisition of the "Airy Hills" community in Cincinnati, OH.
(2) Subset of Acquired Community Portfolio as defined in appendix tables at the end of this presentation and includes *partially* acquired communities: KZ JV acquisition at $21.3 million gross purchase price (at Sonida's 33% ownership share, purchase price at-100% is $64.0 million) and Palatine JV acquisition at $17.5 million gross purchase price (at Sonida's 51% ownership share, purchase price at-100% is $34.7 million).

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21

Primed to Pursue Compelling Inorganic Growth Opportunity

SONIDA SENIOR LIVING

Sonida is a Differentiated Acquiror Amidst Market Dislocation, Advantageously Combining Characteristics of Both REITs and Operators

Opportune Time to Consolidate a Dislocated Market

Anticipated Beginning of Multi-Year Senior Housing Recovery
Favorable industry tailwinds (aging population and low supply) expected to drive positive net absorption going forward

Distressed Capital Structures
Overleveraged capital structures coupled with more conservative underwriting from lenders creates a significant opportunity for a well-capitalized buyer

Few Institutional Operators
Many operators are poorly capitalized to invest in platforms that support both scale and operational excellence

Sonida is A Differentiated Acquiror

Full Control of Operations
- ✓ Willing and able to turnaround distressed situations
- ✓ Access to real-time data to aid investment decisions

Creative Ways to Finance Acquisitions
- ✓ Can tailor investment structures depending on deal profile across wide range of instruments

Financing Capabilities
- ✓ Excellent relationships with lenders
- ✓ Strong liquidity and corporate credit facility of $150M

Operating Model
- ✓ Operating model unlocks greater asset performance through economies of scale synergies

Deal Networking
- ✓ Local / regional teams cultivate relationships for off-market deals

Sonida Has Acquired **20 Communities** (Eight through JVs) representing **~1,700 Units** in 2024

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22

U.S. Senior Housing Trends: Continued Favorable Set-Up Data sourced from US Census, NIC MAP and Green Street. 800 825 850 875 900 925 950 975 1,000 1,025 ' 1 9 ' 2 0 ' 2 1 ' 2 2 Q 1 ' 2 3 Q 2 ' 2 3 Q 3 ' 2 3 Q 4 ' 2 3 Q 1 ' 2 4 Q 2 ' 2 4 Q 3 ' 2 4 Q 4 ' 2 4 Occupied Senior Housing Units (000s) - Top 99 Markets Highest on record Demographic-driven Demand Acceleration + Market-driven Decelerating Supply -Q4’24 senior housing unit construction starts down 82% from peak- 3.7% 3.3% 3.1% 7.3% 5.3% 4.8% 4.4% 7.1% 10.5% 18.5% 24.8% 30.8% 36.5% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 2024 2025 2026 2027 2028 2029 2030 80+ Demographic Growth Rates - Census Bureau Projections ‘24-’30 80+ Pop. YoY Increase 80+ Pop. % Increase vs. 2023 Seniors Housing Demand Expected to Increase Further as 80+ Population Expands Limited New Supply Drives Multi-Year Occupancy Gains 36.5%+ growth of 4M people to 18.8M through 2030 75% 77% 79% 81% 83% 85% 87% 89% 91% 93% 95% -20,000 -15,000 -10,000 -5,000 0 5,000 10,000 15,000 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 Seniors Housing Supply/Demand - Primary Markets Inventory Growth Absorption Occupancy Senior Housing Unit Starts - Top 99 Markets More than 560,000 new units needed to meet all demand by 2030; only 191,000 will be added at current development rates 2024 2025 2026 2027 2028 2029 2030 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 11,000 12,000 13,000 Q 1 ' 1 5 Q 4 ' 1 5 Q 3 ' 1 6 Q 2 ' 1 7 Q 1 ' 1 8 Q 4 ' 1 8 Q 3 ' 1 9 Q 2 ' 2 0 Q 1 ' 2 1 Q 4 ' 2 1 Q 3 ' 2 2 Q 2 ' 2 3 Q 1 ' 2 4 Q 4 ' 2 4 % Occ % Inventory and Absorption Unit Starts Period Average 4’15 Q4’16 Q4’17 4’18 Q4’19 Q4’20 4’21 Q4’22 Q4’23 Q4’24 23

Select Operational Turnaround Case Studies

Successful Track Record in Turning Around Underperforming Assets to Drive Improvement in Key Metrics

The Waterford at Levis Commons



Perrysburg, Ohio

- ✓ Identified market need for MC units
- ✓ Converted 18 AL units to MC with $1.5M of CapEx investment
- ✓ Addition of signature Magnolia Trails memory care program created a full continuum of care and rightsized the AL component of the community



Occupancy
63%
86%
2022
2024
RevPOR ($)(1)
4,530
4,490
2022
2024
NOI Margin(1)
13%
28%
2022
2024

The Waterford at Plymouth



Plymouth, Wisconsin

- ✓ Reopened and converted vacant AL building into 20 IL units with $0.6M of CapEx investment
- ✓ Hired strong, experienced Executive Director and Clinical Leader to support strong sales leadership



Occupancy
69%
96%
2022
2024
RevPOR ($)(1)
4,749
5,321
2022
2024
NOI Margin(1)
(5%)
29%
2022
2024

The Wellington at North Bend Crossing



Cincinnati, Ohio

- ✓ Invested ~$700K to improve all common areas and refresh the MC wing
- ✓ Hired strong, experienced Executive Director and Clinical Leader to support strong sales leadership
- ✓ Drove improvement in each key metric and ended December 2024 at ~98% occupancy



Occupancy
80%
98%
2022
2024
RevPOR ($)(1)
4,512
4,756
2022
2024
NOI Margin(1)
21%
25%
2022
2024



Airy Hills

Airy Hills*, rebranded to *The Wellington at North Bend Crossing –Vista (pictured), was acquired December 31, 2024. The property is strategically situated directly adjacent to Sonida's *The Wellington at North Bend Crossing* (pictured above), a highly occupied and high-performing asset, creating a unique densification opportunity (see slides 24 and 25)

(1) See appendix at end of presentation for definitions.

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24

2024 Investment Profile

Summary

- 20 properties [(1)]
- ~$258M in gross assets acquired ($199M at share)
- ~1,700 units
- Average purchase price per unit of ~$151k

Funding Sources (in millions)


$48.2
$82.4
$93.9
$25.6
Mortgage Debt
JV Partner Equity
Sonida Equity
Secured Credit Facility

Operating Strategies

Distressed assets with low occupancy and negative or low NOI

- Require significant operational changes and in some instances capex to refresh and rebrand the asset

Recovering assets that are still on the path to stabilization

- Require light or no capex
- Integration focus on expense control and margin optimization

In-place Metrics (at share) [(2)]

- ~$13M of annualized NOI
- 76.0% Weighted Average Occupancy (Q4)
- 21.7% NOI Margin (Q4)
- $5,901 RevPOR (Q4)

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(1) Includes eight communities owned through JVs.
(2) See appendix at the end of this presentation for definitions and reconciliations of non-GAAP financial measures.

25

Q4: Senior Housing Acquisition (“Airy Hills”) Overview 26 ▪ December 2024: Acquired a $16.3M upscale and amenitized community located in Cincinnati, OH ▪ Rebranded to the Wellington at North Bend Crossing - Vista 1 / 82 Properties / Units 50 / 32 AL / MC Unit Mix ~4 Years Asset Age Cincinnati, OH Wellington at North Bend Crossing (exisiting Sonida portfolio community) Airy Hills

Q4: Airy Hills – Acquisition Highlights

SONIDA SENIOR LIVING

December 2024: Acquired upscale and amenitized community located in Cincinnati, OH

High-Quality Portfolio in Attractive, High-Growth Markets

- **Community, built in 2021, is highly attractive vs. competing inventory;** average age of comparable inventory within a 5-mile radius substantially older at ~23 years
- **Airy Hills community strategically situated directly adjacent to Sonida's existing *Wellington at North Bend Crossing* community** (a highly occupied and high-performing asset), creating a unique densification opportunity; Airy Hills rebranded to ***Wellington at North Bend Crossing - Vista***

Operational & Financial Upside

- Transaction **funded with $18.25 million of seller-financing**, including $2.0 million for capital expenditure investment into the facility (i.e. primarily FFE), which is expected to be utilized prior to the targeted **mid-2025 opening**
- Submarket with unmet demand and generally older physical product to drive lease-up

Enhanced Economies of Scale

- **Solidifies footprint in the Midwest** and enhances regional density within highly attractive submarkets
- The **two-asset "campus" with 203 units collectively**, will provide a broad range of services to residents, further **leveraging operating scale through cost efficiencies** in an attractive and under-supplied market
- Brings Sonida's greater Cincinnati portfolio total to five assets

Unlocks Long-Term Value

- Acquired at $198k/unit, representing **significant discount to original total construction cost**
- Projected high-single digit yield on cost stabilization


Airy Hills




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27

Q4: Senior Housing Portfolio Acquisition (“Mansions”) Overview 28 (1) Based on estimates as of closing on November 1, 2024. November 2024: Acquired a $29M High-Quality Two Community Senior Housing Portfolio Located in Atlanta, GA Market 2 / 178 Properties / Units 106 / 72 AL / MC Unit Mix ~5.0 Years Avg. Portfolio Age $5,700 / 86% RevPOR / Occupancy (1) The Mansions at Gwinnett Park, GA (84 Units) Lawrenceville, GA Peachtree Corners, GA The Mansions at Sandy Springs, GA (94 Units)

Q4: Mansions Portfolio – Acquisition Highlights

November 2024: Acquired High-Quality Two Community Senior Housing Portfolio Located in Atlanta, GA Market

High-Quality Portfolio in Attractive, High-Growth Markets	▪ **Average portfolio age of ~5 years is highly attractive vs. competing inventory;** average age of comparable inventory within a 5-mile radius substantially older at ~10+ years ▪ Brings Atlanta, GA market portfolio total to three assets
Operational & Financial Upside	▪ Opportunity to unlock potential operational upside through stabilization of portfolio ▪ **Solid occupancy uplift potential** (from estimated mid-80% to ~90% occupancy) ▪ Potential to **drive attractive NOI margin expansion**
Enhanced Economies of Scale	▪ **Deepens footprint in the Southeast** and enhances regional density within highly attractive submarkets ▪ Opportunity to **leverage in place overhead and create outsized synergies** from integrating the portfolio into existing platform while **limiting incremental G&A expenses**
Unlocks Long-Term Value	▪ Acquired at $163K/unit, representing **meaningful discount to replacement cost** ▪ High single digit near-term yield with **potential to expand to double digits at portfolio stabilization**






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29

Q4: Senior Housing Portfolio Acquisition (“Palm”) Overview 30 Benton House at Oakleaf, FL (73 Units) Benton House at St. Johns, FL (61 Units) Benton House at Florence, SC (72 Units) October 2024: Acquired a $103M High-Quality Senior Housing Portfolio Located in Florida and South Carolina Florence, SC Bluffton, SC Charleston, SC Port Orange, FL Oviedo, FL St. Augustine, FL Jacksonville, FL St. Cloud, FL 8 / 555 Properties / Units 383 / 172 AL / MC Unit Mix ~5.2 Years Avg. Portfolio Age $6,052 / 85% RevPOR / Occupancy (1) Portfolio Mix by State (1) FL 60%SC 40% Based on NOI (1) (1) Based on estimates as of closing on October 1, 2024

Q4: Palm Portfolio – Acquisition Highlights

October 2024: Acquired High-Quality Senior Housing Portfolio Located in Florida and South Carolina

High-Quality Portfolio in Attractive, High-Growth Markets	▪ **Average portfolio age of ~5.2 years is highly attractive vs. competing inventory;** average age of comparable inventory within a 10-mile radius substantially older at ~19 years ▪ Solidifies presence in markets with **strong demographic tailwinds and limited supply growth** and builds immediate density in the Southeast
Operational & Financial Upside	▪ Opportunity to unlock potential operational upside through stabilization of portfolio ▪ **Significant occupancy uplift potential** (from estimated mid-80% to ~90% occupancy) ▪ Potential to **drive attractive NOI margin expansion** (from estimated mid-20% to 30%+ margins)
Enhanced Economies of Scale	▪ **Solidifies footprint in the Southeast** and enhances regional density within highly attractive submarkets ▪ Opportunity to **leverage in place overhead and create outsized synergies** from integrating the portfolio into existing platform while limiting incremental G&A expenses
Unlocks Long-Term Value	▪ Acquired at $185K/unit, representing **meaningful discount to replacement cost** ▪ Mid-to-high single digit near-term yield with **potential to expand to double digits at portfolio stabilization**


Benton House at Oviedo, FL (72 Units)


Benton House at Narcoossee, FL (72 Units)


Benton House at Port Orange, FL (59 Units)


Benton House at Bluffton, SC (73 Units)

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31

Appendix – Supplemental Information 32

A-1 Operating Highlights A-2 Community NOI A-3 Net Operating Income Reconciliation A-4 Adjusted EBITDA Reconciliation A-5 Table of Contents Sonida Investment Portfolio - Market Fundamentals Definitions A-6 Non-GAAP Financial Measures A-7 33

Definitions A-1 RevPAR, or average monthly revenue per Available Unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of Available Units in the corresponding portfolio for the period, divided by the number of months in the period. RevPOR, or average monthly revenue per occupied unit, is defined by the Company as resident revenue for the period, divided by the weighted average number of occupied units in the corresponding portfolio for the period, divided by the number of months in the period. Total Portfolio, is defined by the Company as all communities that are wholly or partially owned and managed communities that are not owned. Total Owned Operating Portfolio, is defined by the Company as all communities that are consolidated and wholly owned. Same-Store Community Portfolio, is defined by the Company as communities that are consolidated, wholly owned, and operational for the full period in both comparison years. Consolidated communities excluded from the same-store community portfolio include communities acquired or disposed of since the beginning of the prior year and certain communities that have experienced a casualty event that has significantly impacted their operations. Acquired Community Portfolio, is defined by the Company as communities that are wholly or partially owned, acquired in the current year or prior comparison year, and are not operational in both comparison years. Total Units, is defined by the Company as all units that are part of the Total Portfolio, including those that were out of service for the named period. Available Units, is defined by the Company as all units that are part of the Total Portfolio, excluding those that were out of service for the named period. Available Units is used in the calculation of RevPAR and occupancy.

Non-GAAP Financial Measures A-2 This Investor Presentation contains the financial measures (1) Net Operating Income and Adjusted Net Operating Income, (2) Net Operating Income Margin and Adjusted Net Operating Income Margin, (3) Adjusted EBITDA, and (4) Adjusted Operating Expenses, each of which is not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, or revenue. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP, which are included below. The Company believes that presentation of Net Operating Income, Net Operating Income Margin, Adjusted Net Operating Income, Adjusted Net Operating Income Margin, and Adjusted Operating Expense as performance measures is useful to investors because such measures are some of the metrics used by the Company’s management to evaluate the performance of the Company’s owned portfolio of communities, to review the Company’s comparable historic and prospective core operating performance of the Company’s owned communities, and to make day-to-day operating decisions. The Company also believes that the presentation of such non-GAAP financial measures and Adjusted EBITDA is useful to investors because such measures provide an assessment of operational factors that management can impact in the short-term, primarily revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. Net Operating Income, Net Operating Income Margin, Adjusted Net Operating Income, Adjusted Net Operating Income Margin and Adjusted Operating Expense have material limitations as performance measures, including the exclusion of general and administrative expenses that are necessary to operate the Company and oversee its communities. Furthermore, such non-GAAP financial measures and Adjusted EBITDA exclude (i) interest that is necessary to operate the Company’s business under its current financing and capital structure, and (ii) depreciation, amortization, and impairment charges that may represent the wear and tear and/or reduction in value of the Company’s communities and other assets and may be indicative of future needs for capital expenditures. The Company may also incur income/expense similar to those for which adjustments may be made and such income/expense may significantly affect the Company’s operating results. Net Operating Income, Net Operating Income Margin, and Adjusted Operating Expense are non-GAAP performance measures that the Company defines as net income (loss) excluding: general and administrative expenses (inclusive of stock- based compensation expense), interest income, interest expense, other income/expense, provision for income taxes, settlement (income) fees and expenses, and further adjusted to exclude income/expense associated with non-cash, non- operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include depreciation and amortization expense, gain on extinguishment of debt, long-lived asset impairment, and loss on non-recurring settlements with third parties. Net Operating Income Margin is calculated by dividing Net Operating Income by resident revenue. Adjusted Net Operating Income and Adjusted Net Operating Income Margin are further adjusted to exclude the impact from any non-recurring state grant funds received by the Company. Adjusted Operating Expense is further adjusted to exclude professional fees, settlement expense, non-income tax, non-property tax, and other expenses (e.g., corporate expenses not allocated to the communities). The Company presents these non-GAAP measures on a consolidated community and same-store community basis, as well as on an acquisition basis with respect to the senior living communities acquired by the Company during the applicable periods. Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: depreciation and amortization expense, interest income, interest expense, other expense/income, provision for income taxes; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include stock-based compensation expense, provision for bad debt, long-lived asset impairment, gain on extinguishment of debt, executive transition costs, casualty losses, and transaction and conversion costs.

Operating Highlights A-3 Note: Dollars in 000s. Numbers may vary due to rounding. See appendix for definitions. (1) Resident Revenue, Community NOI, Community NOI Margin %, Net Income (loss) include the impact of non-recurring state grants earned and received in the period, as follows: Q1 2023: $2.0M, Q2 2023: $0.4M and Q3 2023: $0.5M. There were no such non-recurring state grants earned in Q4 2023, Q1 2024, Q2 2024, Q3 2024, or Q4 2024. (2) Adjusted Community NOI excludes the impact of non-recurring state grants earned and received in the period as follows: $2.0 million, Q2 2023: $0.4 million, and Q3 2023: $0.5 million. There were no such non-recurring state grants earned in Q4 2023 or 2024.

Community NOI

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024
Resident Revenue										
Independent Living[1]	15,054	15,381	15,751	16,057	62,243	16,305	16,961	17,290	17,181	67,737
Assisted Living[1]	29,054	30,038	31,007	30,984	121,083	31,742	32,877	32,599	33,039	130,257
Memory Care[1]	9,683	10,429	11,131	11,580	42,823	11,936	12,155	12,367	11,956	48,414
Community Fees	484	452	432	425	1,793	463	489	488	476	1,916
Other Income[2]	2,331	660	796	303	4,090	291	257	292	276	1,116
Total Same-Store Community Resident Revenue	56,606	56,960	59,117	59,349	232,032	60,737	62,739	63,036	62,928	249,440
Resident Revenue for Non Same-Store Communities	-	-	-	-	-	-	369	3,915	14,125	18,409
Consolidated Resident Revenue	56,606	56,960	59,117	59,349	232,032	60,737	63,108	66,951	77,053	267,849
Less: Noncontrolling Interest	-	-	-	-	-	-	-	(1,584)	(1,516)	(3,100)
Plus: Pro Rata Resident Revenue for Unconsolidated Joint Venture	-	-	-	-	-	-	799	2,139	2,073	5,011
Total Resident Revenue, At-Share	56,606	56,960	59,117	59,349	232,032	60,737	63,907	67,506	77,610	269,760
Adjusted Operating Expenses										
Total Labor And Related Expenses[3]	25,962	27,257	28,109	27,773	109,102	28,774	28,006	28,719	29,335	114,834
Contract Labor	677	447	394	430	1,948	343	601	588	417	1,949
Food	2,761	2,844	3,150	3,328	12,083	3,099	3,281	3,276	3,333	12,989
Utilities	3,600	2,441	3,113	2,605	11,759	3,310	2,606	3,101	2,872	11,890
Real Estate Taxes	2,379	2,270	1,908	1,178	7,735	2,002	2,267	2,083	1,920	8,272
Advertising And Promotions	1,274	1,330	1,312	1,108	5,023	1,018	1,030	1,116	1,118	4,282
Insurance	1,137	1,191	1,318	1,327	4,973	1,313	1,302	1,224	1,261	5,100
Supplies	989	1,095	1,036	1,103	4,223	1,105	1,040	1,030	1,105	4,280
Service Contracts	1,059	1,204	961	1,045	4,269	1,441	1,370	1,451	1,556	5,818
All Other Operating Expenses	3,360	3,337	3,127	3,191	13,015	3,418	3,553	3,636	3,983	14,590
Total Same-Store Adjusted Operating Expense	43,198	43,416	44,428	43,088	174,130	45,822	45,058	46,224	46,900	184,004
Adjusted Operating Expenses for Non Same-Store Communities	-	-	-	-	-	-	433	3,639	11,105	15,177
Other Operating Expenses[4]	610	1,246	58	1,279	3,193	495	490	629	1,220	2,834
Total Operating Expense	43,808	44,662	44,486	44,367	177,323	46,317	45,981	50,492	59,225	202,015
Less: Other Operating Expenses[4]	(610)	(1,246)	(58)	(1,279)	(3,193)	(495)	(490)	(629)	(1,220)	(2,834)
Less: Noncontrolling Interest							-	(1,371)	(1,455)	(2,826)
Plus: Pro Rata Operating Expenses for Unconsolidated Joint Venture							559	1,641	1,857	4,057
Total Adjusted Operating Expenses, At-Share	43,198	43,416	44,428	43,088	174,130	45,822	46,050	50,133	58,407	200,412
Net Operating Income										
Same-Store Community NOI	13,402	13,549	14,690	16,261	57,902	14,915	17,681	16,812	16,028	65,436
Same-Store Community NOI Margin	23.7%	23.8%	24.8%	27.4%	25.0%	24.6%	28.2%	26.7%	25.5%	26.2%
Acquisition NOI	-	-	-	-	-	-	(65)	277	3,020	3,232
Acquisition NOI Margin	-	-	-	-	-	-	-17.7%	7.1%	21.4%	17.6%
Total Community NOI	13,402	13,549	14,690	16,261	57,902	14,915	17,616	17,089	19,048	68,668
Less: Noncontrolling Interest							-	(213)	(60)	(274)
Plus: Pro Rata NOI for Unconsolidated Joint Venture							240	498	216	954
Total Community NOI, At-Share	13,402	13,549	14,690	16,261	57,902	14,915	17,857	17,373	19,203	69,348

Q4 2023 Same-Store Community NOI and NOI Margin benefited from **$1M in credits** related to appealed reassessments for real estate taxes and **$0.7M IBNR** for workers comp insurance

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Includes Second Person and Level of Care fees.
(2) Community NOI and Other Income include the impact of non-recurring state grants earned and received in the period as follows: Q1 2023: $2.0M, Q2 2023: $0.4M and Q3 2023: $0.5M. There were no such non-recurring state grants earned in Q4 2023, Q1 2024, Q2 2024, Q3 2024, or Q4 2024.
(3) Includes benefits, overtime, payroll taxes and related labor costs, excluding contract labor.
(4) Other Expenses includes casualty gains and losses, settlement expense, non-income tax, non-property tax, and other expenses and when combined with Adjusted Operating Expenses, represents Operating Expense per the 10-K.
(5) At share applies to Sonida's ownership share in JVs. KZ JV acquisition (Sonida's 33% ownership share) and Palatine JV acquisition (Sonida's 51% ownership share).
(6) Excludes managed communities for this calculation.
(7) Excludes 107 owned units that are out of service.
(8) Excludes managed community units and the "Airy Hills" December 31, 2024 acquisition in Cincinnati, OH, which was not in operation at closing. Community never opened due to foreclosure on the construction borrower and is targeted to open mid-2025.

Portfolio Unit Build
(as of December 31, 2024)

Total Units	9,084
Owned Units, at share [5][6]	7,050
Available Units, at share [5][6][7][8]	6,861

SONIDA™ SENIOR LIVING

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A-4

Net Operating Income Reconciliation

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024
Net income (loss)	24,145	(12,212)	(18,411)	(14,629)	(21,107)	27,019	(9,816)	(14,265)	(6,218)	(3,280)
General and administrative expense	7,063	6,574	8,615	9,946	32,198	7,211	9,178	11,793	11,815	39,997
Depreciation and amortization expense	9,881	9,927	9,943	10,137	39,888	9,935	10,067	10,729	13,320	44,051
Long-lived asset impairment	-	-	5,965	-	5,965	-	-	-	-	-
Interest income	(194)	(188)	(139)	(87)	(608)	(139)	(387)	(853)	(302)	(1,681)
Interest expense	8,867	8,558	9,020	9,673	36,118	8,591	8,964	9,839	9,596	36,990
Gain (loss) on extinguishment of debt, net	(36,339)	-	-	-	(36,339)	(38,148)	-	-	(10,388)	(48,536)
Loss from equity method investment	-	-	-	-	-	-	35	146	714	895
Other income (expense), net	(189)	117	124	480	532	479	(253)	153	161	540
Provision for income tax	69	53	83	48	253	66	59	68	46	239
Management fees	(505)	(531)	(569)	(586)	(2,191)	(594)	(720)	(1,151)	(916)	(3,381)
Other expenses(1)	604	1,251	59	1,279	3,193	495	489	630	1,220	2,834
Total Community NOI	13,402	13,549	14,690	16,261	57,902	14,915	17,616	17,089	19,048	68,668
Less: Acquisition NOI	-	-	-	-	-	-	65	(277)	(3,020)	(3,232)
Same-store Community NOI	13,402	13,549	14,690	16,261	57,902	14,915	17,681	16,812	16,028	65,436

Note: Dollars in 000s. Numbers may vary due to rounding.
(1)) Other Expenses includes casualty gains and losses, settlement expense, non-income tax, non-property tax, and other expenses.

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A-5

Adjusted EBITDA Reconciliation

	2023 Q1	2023 Q2	2023 Q3	2023 Q4	FY 2023	2024 Q1	2024 Q2	2024 Q3	2024 Q4	FY 2024
Adjusted EBITDA										
Net income (loss)	24,145	(12,212)	(18,411)	(14,629)	(21,107)	27,019	(9,816)	(14,265)	(6,218)	(3,280)
Depreciation and amortization expense	9,881	9,927	9,943	10,137	39,888	9,935	10,067	10,729	13,320	44,051
Stock-based compensation expense	902	601	641	605	2,749	575	1,211	1,408	1,175	4,369
Provision for bad debt	238	96	249	568	1,151	398	483	629	1,086	2,596
Interest income	(194)	(188)	(139)	(87)	(608)	(139)	(387)	(853)	(302)	(1,681)
Interest expense	8,867	8,558	9,020	9,673	36,118	8,591	8,964	9,839	9,596	36,990
Long-lived asset impairment	-	-	5,965	-	5,965	-	-	-	-	-
Gain on extinguishment of debt, net	(36,339)	-	-	-	(36,339)	(38,148)	-	-	(10,388)	(48,536)
Other (income) expense, net	(189)	117	124	480	532	479	(253)	153	161	540
Provision for income taxes	69	53	83	48	253	66	59	68	46	239
Casualty gains/losses(1)	-	456	204	348	1,008	298	557	267	947	2,069
Executive transition costs	-	-	-	-	-	-	-	-	2,157	2,157
Transaction and conversion costs(2)	414	130	1,591	2,159	4,294	399	465	2,098	768	3,730
Adjusted EBITDA	7,794	7,538	9,270	9,302	33,904	9,473	11,350	10,073	12,348	43,244
Noncontrolling Interest	-	-	-	-	-	-	-	(126)	34	(92)
Pro Rata Adjusted EBITDA for Unconsolidated Joint Venture	-	-	-	-	-	-	277	701	(324)	654
Adjusted EBITDA, At-Share	7,794	7,538	9,270	9,302	33,904	9,473	11,627	10,648	12,058	43,806

Note: Dollars in 000s. Numbers may vary due to rounding.
(1) Casualty losses relate to non-recurring insured claims for unexpected events.
(2) Transaction and conversion costs relate to legal and professional fees incurred for transactions, restructure projects or related projects.

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A-6

Sonida Investment Portfolio - Market Fundamentals

	The Company	Unit Inventory[3] 5 mile radius of the Company site(s)[1]			Statistics - 5 mile radius									Statistics - State								
					Population Growth			% of Population		Demographics				Population Growth			% of Population		Demographics			
State	Communities	Existing	Under Construction	% Increase	Total	75+	Adult Child[2]	75+	Adult Child[2]	Median HH Income	Median Home Value	Unemployment %	Total	75+	Adult Child[2]	75+	Adult Child[2]	Median HH Income	Median Home Value	Unemployment %
All/Wtd Avg	**81**	**921**	**14**	**+1.5%**	**+3.5%**	**+23.7%**	**+2.0%**	**7.9%**	**23.6%**	**$78,773**	**$324,675**	**3.9%**	**+2.9%**	**+20.5%**	**(0.7%)**	**7.7%**	**24.4%**	**$71,333**	**$255,760**	**5.1%**
TX	**19**	1,302	15	+1.2%	+4.9%	+25.9%	+7.5%	5.8%	22.1%	$78,896	$353,827	4.5%	+4.7%	+23.9%	+4.6%	6.0%	23.7%	$73,060	$264,362	5.7%
OH	**14**	953	24	+2.5%	+1.0%	+20.4%	(3.2%)	9.2%	24.7%	$77,099	$265,729	4.0%	+0.8%	+17.9%	(4.7%)	8.3%	24.6%	$68,797	$204,000	5.2%
IN	**12**	572	8	+1.3%	+3.8%	+24.6%	+1.8%	7.5%	23.8%	$73,539	$243,603	4.0%	+2.4%	+20.1%	(1.9%)	7.5%	24.2%	$70,270	$211,149	4.5%
WI	**8**	488	19	+3.9%	+2.1%	+20.8%	(3.0%)	9.5%	24.6%	$71,169	$284,057	2.8%	+1.6%	+19.2%	(3.7%)	8.2%	25.0%	$75,230	$261,486	3.4%
MO	**3**	1,248	-	-	+1.6%	+19.7%	+1.7%	7.9%	22.1%	$58,199	$257,700	3.7%	+1.7%	+17.9%	(2.9%)	8.1%	24.1%	$67,786	$223,246	4.4%
SC	**5**	624	-	-	+5.5%	+24.4%	+1.7%	10.1%	23.4%	$75,792	$347,209	4.1%	+4.7%	+22.8%	(0.6%)	8.6%	24.6%	$64,478	$243,316	5.4%
FL	**7**	712	-	-	+8.5%	+31.6%	+7.3%	7.3%	24.3%	$98,635	$449,147	3.9%	+5.2%	+20.1%	(0.2%)	10.6%	25.3%	$69,163	$337,671	5.3%
AZ	**1**	296	-	-	+3.2%	+16.5%	(9.0%)	14.5%	23.6%	$60,313	$402,252	2.6%	+3.5%	+17.8%	+0.5%	8.8%	23.3%	$74,095	$376,667	5.6%
GA	**3**	1,269	-	-	+2.1%	+25.4%	+2.9%	5.6%	25.6%	$95,175	$560,333	3.6%	+3.7%	+23.4%	+1.1%	6.6%	25.1%	$72,426	$278,016	5.3%
KY	**1**	2,910	-	-	+0.6%	+16.5%	(1.1%)	10.1%	23.7%	$92,188	$380,576	3.6%	+1.7%	+20.5%	(3.4%)	7.7%	25.0%	$62,500	$190,278	5.3%
MA	**1**	1,111	-	-	(0.1%)	+20.9%	(2.4%)	7.4%	23.1%	$56,555	$277,481	6.3%	+1.5%	+17.9%	(2.5%)	8.2%	25.4%	$99,020	$567,913	5.9%
MI	**1**	504	-	-	(0.8%)	+20.0%	(6.2%)	8.5%	24.1%	$69,318	$187,245	4.5%	+0.7%	+18.2%	(5.4%)	8.2%	25.0%	$69,110	$224,153	6.3%
MN	**1**	1,257	140	+11.1%	+4.1%	+30.0%	+3.5%	6.0%	27.1%	$135,084	$445,139	3.0%	+2.4%	+18.6%	(0.6%)	7.7%	24.1%	$85,045	$321,429	4.3%
MS	**1**	1,160	108	+9.3%	(1.7%)	+19.3%	(2.9%)	8.0%	23.6%	$63,068	$278,333	5.0%	-	+17.6%	(4.9%)	7.8%	24.4%	$54,610	$158,989	6.6%
NC	**1**	493	-	-	+4.5%	+15.1%	(7.0%)	19.1%	24.8%	$67,848	$337,000	3.5%	+3.9%	+21.4%	+0.3%	7.8%	25.1%	$67,680	$260,448	5.5%
NE	**1**	1,088	-	-	+7.7%	+28.8%	+10.9%	6.2%	25.1%	$132,738	$454,276	1.5%	+2.6%	+18.3%	+0.1%	7.6%	22.6%	$73,571	$230,180	2.9%
NY	**1**	231	-	-	+1.5%	+17.2%	(2.4%)	8.1%	15.2%	$66,484	$217,763	4.2%	(0.1%)	+15.1%	(3.0%)	7.9%	25.0%	$82,031	$426,147	7.4%
VA	**1**	1,071	-	-	+0.5%	+18.4%	+0.5%	7.5%	22.6%	$77,224	$345,833	3.8%	+3.0%	+20.4%	(0.4%)	7.4%	25.0%	$86,790	$371,724	4.6%

Note: Dollars in 000s. Numbers may vary due to rounding.
Sonida portfolio data presented on 81 owned assets as of December 31, 2024 (including eight owned through JVs). Data provided by NIC MAP Vision. Demographics data is current as of January 1, 2025. NIC MAP Vision Seniors Housing Inventory data is current as of the Q4 2024 Market Fundamentals update.

(1) Based on an average of a 5-mile radius of SSL site.
(2) Adult child reflects population between the ages of 45-64.
(3) Includes independent living, assisted living, and memory care units in stand-alone and continuum communities.



Tertiary Markets (35%)
Market Type Classification(4)
Primary Markets (32%)
Secondary Markets (33%)

(4) 140 Metropolitan Statistical Area ("MSA") across the country are classified by NIC MAP Vision into three market classes based on the Total Population. Demographics data in this report is current as of January 1, 2024. The largest of these markets are the Primary Markets, where NIC MAP has been tracking data since 4Q2005. These are sometimes referred to as the MAP31 as there are 31 of these markets. The next largest are the Secondary Markets, where NIC MAP has been tracking data since 1Q2008. These markets are the next 68 largest markets. Finally, Additional Markets are 41 markets located in close proximity to the 99 Primary and Secondary Markets and help to fill gaps between these Primary and Secondary Markets. NIC MAP has tracked data in Additional Markets since 1Q2015.

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A-7